Exhibit 99.1

   Eagle Rock Energy Partners, L.P. Announces Completion of Acquisitions and
                          Private Placement of Equity

     HOUSTON--(BUSINESS WIRE)--July 31, 2007--Eagle Rock Energy Partners, L.P. (Nasdaq:EROC) ("Eagle Rock" or the "Partnership") announced today the completion of the strategic acquisitions which were announced on July 11, 2007.

     Completion of Acquisitions

     The Partnership today completed the previously announced acquisitions of Escambia Asset Co., LLC ("EAC") and of Redman Energy Holdings, L.P. and Redman Energy Holdings II, L.P. (Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. portfolio companies, respectively) and certain assets owned by NGP Income Co-Investment Opportunities Fund II, L.P. (a Natural Gas Partners affiliate) (collectively, "Redman"). Concurrent with these acquisitions, the Partnership also completed the previously announced private placement of 9,230,770 common units to third-party investors. Eagle Rock will file a registration statement with the Securities and Exchange Commission registering for resale certain of the newly-issued common units within 90 days after the closing.

     Eagle Rock Energy Partners, L.P. is a growth-oriented midstream and upstream energy partnership engaged in the businesses of: (i) gathering, compressing, treating, processing, transporting and selling natural gas, (ii) fractionating and transporting natural gas liquids, and (iii) acquiring, exploiting, developing, and producing oil and gas interests. Its corporate office is located in Houston, Texas.

     This news release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership's actual results to differ materially from those implied or expressed by the forward-looking statements.


     CONTACT: Eagle Rock Energy Partners, L.P., Houston
              Alfredo Garcia, 281-408-1204